Exhibit 10.4

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of March 5, 2018 (as may be amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), made by VERU INC., a Wisconsin corporation (the “Grantor”), in favor of SWK FUNDING LLC, a Delaware limited liability company, as agent (in such capacity, “Agent”) for the Lenders (as defined below) party to the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Grantor, Agent and the financial institutions party thereto from time to time as lenders (each a “Lender” and collectively, the “Lenders”), Agent and Lenders have agreed to make certain financial accommodations available to Grantor, and Grantor has granted a security interest to Agent, for the benefit of Lenders, in, among other things, all right, title and interest of Grantor in, to and under all of Grantor’s FC2 Intellectual Property (as defined below), whether now existing or hereafter arising or acquired as security for the Obligations; and

WHEREAS, Grantor is the owner of the entire right, title and interest in, to and under the FC2 Intellectual Property listed on Schedule I hereto.

NOW, THEREFORE, in consideration of the premises and to induce Agent and Lenders to enter into the Credit Agreement, Grantor hereby agrees with Agent as follows:

1. Defined Terms.

(a) Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

(b) Definitions of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Copyrights” shall mean all of Grantor’s (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title, and interest in and to, the following, in each case, solely related to the FC2 Product: (i) copyrights, rights and interests in copyrights, works protectable by copyright, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any political subdivision thereof, or in any other country, and all research and development relating to the foregoing; and (ii) all renewals of any of the foregoing.

“Copyright Licenses” shall mean all written agreements naming Grantor as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright (other than agreements relating to widely-available software subject to “shrink-wrap” or “click-through” software licenses).

“Credit Agreement” shall have the meaning assigned to such term in the recitals of this Agreement.

“FC2 Intellectual Property” means all Intellectual Property owned or leased by Borrower and which is solely used in connection with the FC2 Product.

“Intellectual Property” shall mean all present and future: trade secrets, know-how and other proprietary information; Trademarks and Trademark Licenses, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; Copyrights (including Copyrights for computer programs, but excluding commercially available off-the-shelf software and any intellectual property rights relating thereto) and Copyright Licenses, and all tangible and intangible property embodying the Copyrights, unpatented inventions (whether or not patentable); Patents and Patent Licenses; Mask Works; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom, books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; customer lists and customer information, the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing, in each case, solely used in connection with the FC2 Product.

“IP Collateral” shall have the meaning assigned to such term in Section 2 hereof.

“Licenses” shall mean, collectively, the Trademark Licenses, the Patent Licenses, and the Copyright Licenses.

“Mask Works” shall mean all of Grantor’s (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title, and interest in and to, mask works or similar rights available for the protection of semiconductor chips, in each case, solely related to the FC2 Product.

“Patents” shall mean all of Grantor’s (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title and interest in and to, the following, in each case, solely related to the FC2 Product: (i) all patents, patent applications, inventions, invention disclosures and improvements, and all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any political subdivision thereof, or in any other country, and all research and development relating to the foregoing; and (ii) the reissues, divisions, continuations, renewals, re-examinations, extensions and continuations-in-part of any of the foregoing.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, solely related to the FC2 Product.

“Trademarks” shall mean all of Grantor’s (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title, and interest in and to the following, in each case, solely related to the FC2 Product: (i) all of Grantor’s (or if referring to another Person, such other Person’s) trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, or in any other country, and all research and development and the goodwill of the business relating to the foregoing; (ii) all renewals thereof; and (iii) all designs and general intangibles of a like nature.

“Trademark Licenses” shall mean, collectively, each agreement, whether written or oral, providing for the grant by or to Grantor of any right to use any Trademark, solely related to the FC2 Product.

(c) Other Definitional Provisions.

(i) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(ii) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Grant of Security Interest. To secure the payment and performance of the Obligations, Grantor hereby confirms and acknowledges that it has granted (and, to the extent not previously granted under the Guarantee and Collateral Agreement, does hereby grant) to Agent, for the benefit of Lenders, a lien and security interest in Grantor’s entire right, title and interest in its FC2 Intellectual Property and all proprietary rights relating to or arising from such FC2 Intellectual Property, in each case whether now owned or hereafter acquired by Grantor, and including, without limitation, Grantor’s right, title and interest in and to the FC2 Intellectual Property and proprietary rights identified on Schedule I attached hereto and made a part hereof, and the right to sue for past, present and future infringements and dilutions, and all rights corresponding thereto throughout the world, and the entire goodwill of Grantor’s business connected with and symbolized by such FC2 Intellectual Property and all income, fees, royalties, proceeds and other payments at any time due or payable with respect to any of the foregoing (referred to collectively as the “IP Collateral”); provided, that the IP Collateral shall not include the Excluded Property (as defined in the Guarantee and Collateral Agreement).

3. Protection of FC2 Intellectual Property by Grantor. Grantor shall, at its sole cost, expense and risk, in connection with the operation of its business, comply with the requirements set forth in Section 5.7 of the Guarantee and Collateral Agreement in respect to the FC2 Intellectual Property.

4. Representations and Warranties. Grantor represents and warrants that:

(a) Schedule I is a true, correct and complete list of all registered or applied-for FC2 Intellectual Property in which Grantor purports to have an ownership or license interest.

(b) Grantor has the legal right and authority to enter into this Agreement and perform its terms.

(c) If Grantor amends its name, Grantor shall provide copies of such amendment documentation to Agent and shall record the same with the appropriate Governmental Authority and shall execute and deliver such agreements or documentation as Agent shall request to maintain a perfected first priority security interest in the IP Collateral subject to Permitted Liens.

5. No Violation of Credit Agreement. The representations, warranties or covenants contained herein are supplemental to those representations, warranties and covenants contained in the other Loan Documents, and shall not be deemed to modify any such representation, warranty or covenant contained in any other Loan Document.

6. Agreement Applies to Future FC2 Intellectual Property.

(a) The provisions of this Agreement shall automatically apply to any such additional property or rights described in Section 2 above, all of which shall be deemed to be and treated as “IP Collateral” within the meaning of this Agreement.

(b) Upon the request of Agent, Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Agent may reasonably request to evidence Agent’s security interest in any IP Collateral and the goodwill of Grantor relating thereto or represented thereby (including, without limitation, filings with the United States Patent and Trademark Office, or the United States Copyright Office or any similar office), and Grantor hereby constitutes Agent as its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; provided, however, that Agent’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

7. Grantor’s Rights to Enforce FC2 Intellectual Property. Prior to Agent’s giving of notice to Grantor following the occurrence and during the continuance of an Event of Default, Grantor shall have the exclusive right to sue for past, present and future infringement of the IP Collateral, including the right to seek injunctions and/or money damages, in an effort by Grantor to protect the IP Collateral against encroachment by third parties, provided, however, that:

(a) Any money damages awarded or received by Grantor on account of such suit (or the threat of such suit) shall constitute IP Collateral.

(b) Any damages recovered in any action pursuant to this Section, net of costs and attorneys’ fees reasonably incurred, shall be applied in accordance with the Credit Agreement and the Guarantee and Collateral Agreement.

(c) Following the occurrence and during the continuance of any Event of Default, Agent, by notice to Grantor may terminate or limit Grantor’s rights under this Section 7.

8. Agent’s Actions to Protect FC2 Intellectual Property. Pursuant to and in accordance with the Credit Agreement, Agent, acting in its own name or in that of Grantor, may (but shall not be required to) act in Grantor’s place and stead and/or in Agent’s own right with respect to the rights and obligations of Grantor under Section 3, Section 6 and Section 7 of this Agreement.

9. Rights Upon Default. Upon the occurrence and during the continuance of any Event of Default, Agent may exercise all rights and remedies as provided for in the Credit Agreement.

10. Agent as Attorney In Fact.

(a)	Grantor hereby irrevocably constitutes and designates Agent as its attorney-in-fact at all times prior to the termination of this Agreement pursuant to Section 13 hereof, to:

(i) following the occurrence and during the continuance of an Event of Default, supplement and amend from time to time Schedule I of this Agreement to include any new or additional FC2 Intellectual Property of Grantor.

(ii) exercise any of the rights and powers referenced herein in accordance with this Agreement.

(b)	The grant of this power of attorney, being coupled with an interest, shall be irrevocable until the Obligations are paid in full.

(c)	Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 8, Section 9 or Section 10 of this Agreement, but if Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to Grantor for any act or omission to act, except to the extent Agent acted with gross negligence or willful misconduct as determined by a court of competent jurisdiction.

11. Agent’s Rights. Upon an Event of Default and during the continuance thereof, any use by Agent of the IP Collateral, as authorized hereunder in connection with the exercise of Agent’s rights and remedies under this Agreement and under the Credit Agreement shall be coextensive with Grantor’s rights thereunder and with respect thereto and without any liability for royalties or other related charges.

12. No Limitation; Loan Documents. This Agreement has been executed and delivered by Grantor for the purpose of recording the security interest granted to Agent with respect to the IP Collateral with the United States Patent and Trademark Office, the United States Copyright Office, as well as with any similar office or department of any other foreign or domestic Governmental Authority. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to Agent, for the benefit of Lender, under the Guarantee and Collateral Agreement and the other Loan Documents. The other Loan Documents (and all rights and remedies of Grantor, Agent, and Lenders thereunder) shall remain in full force and effect in accordance with their terms.

13. Termination; Release of IP Collateral. This Agreement and all obligations of Grantor and Agent hereunder shall terminate on the date upon which the Obligations are performed in full and paid in full. Upon termination of this Agreement, Agent shall, at the expense of the Grantor, take such actions required by the Credit Agreement or the Guarantee and Collateral Agreement or as otherwise reasonably requested by Grantor to release its security interest in the IP Collateral.

14. Binding Effect; Benefits. This Agreement shall be binding upon Grantor and its successors and assigns, and shall inure to the benefit of Agent, Lenders and their respective successors and assigns.

15. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS CODE).

16. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by facsimile machine or in “.pdf” format through electronic mail of any executed signature page to this Agreement shall constitute effective delivery of such signature page and shall be treated in all manner and respects and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

17. Copy of Agreement. Grantor acknowledges receipt of a signed copy of this Agreement.

[Remainder of page intentionally blank; signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be executed by its duly authorized representatives as of the date first above written.

GRANTOR:

VERU INC.

By:	/s/ Mitchell S. Steiner
Name:	Mitchell S. Steiner, MD, FACS
Title:	CEO and President

[Signature Page to Intellectual Property Security Agreement]

AGENT:

SWK FUNDING LLC

By: SWK Holdings Corporation,
its sole Manager

By:	/s/ Winston Black
Name:	Winston Black
Title:	Chief Executive Officer

[Signature Page to Intellectual Property Security Agreement]